UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2009

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an election concluded on March 27, 2009, the participating members at-large of the Federal Home Loan Bank of San Francisco (the "Bank") elected Melinda Guzman and Robert F. Nielsen as nonmember independent directors to the Bank's board, effective March 27, 2009. Mr. Nielsen was elected to serve as a public interest director. Each of these director positions has a four-year term ending December 31, 2012. Upon the appointment of Ms. Guzman and Mr. Nielsen to board committees, the Bank will file an amendment to this report announcing the appointments.

In accordance with Federal Housing Finance Agency regulations, the Bank will pay compensation to Ms. Guzman and Mr. Nielsen for their service on the Bank's Board during 2009 in accordance with the Bank's 2009 Board of Directors Compensation and Expense Reimbursement Policy ("Policy") as follows:

Position	Annual Retainer	Maximum Annual Meeting Fees	Total Maximum Annual Compensation
Chairman	$42,000	$18,000	$60,000
Vice Chairman	$37,000	$18,000	$55,000
Committee Chair	$32,000	$18,000	$50,000
Director	$27,000	$18,000	$45,000

Under the Policy, retainers are to be paid in six equal installments, after each regularly scheduled Board meeting. Additionally, each director will receive a fee of $3,000 for attending any portion of each of the six regularly scheduled two-day Board meetings.

In addition, the Bank reimburses directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their official duties. For expense reimbursement purposes, directors' "official duties" include:

  Meetings of the Board and Board committees,
  Meetings requested by the Federal Housing Finance Agency and Federal Home Loan Bank System committees,
  Meetings of the Council of Federal Home Loan Banks and its committees,
  Meetings of the Bank's Affordable Housing Advisory Council,
  Events attended on behalf of the Bank when requested by the President in consultation with the Chairman, and
  Other events attended on behalf of the Bank with the prior approval of the EEO-Personnel-Compensation Committee of the Board.

The Bank issued a press release announcing the election of Ms. Guzman and Mr. Nielsen. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
	99.1	Press Release, dated March 30, 2009, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: March 30, 2009	By: /s/ Dean Schultz
Dean Schultz President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 30, 2009, issued by the Federal Home Loan Bank of San Francisco